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                                                               Exhibit 10.01



                             CONSULTING AGREEMENT


This Agreement ("Agreement") is entered into this date by and between SI DIAMOND TECHNOLOGY, INC., a Texas corporation ("Company"), and BEG Enterprises, Inc., a Michigan corporation ("Consultant").

WHEREAS, the Consultant renders financial services and manages investments; and

WHEREAS, the Company desires to retain Consultant to advise the Company concerning its capital raising activities.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1.  Services.  Consultant agrees to assist and provide financial
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advisory services to the Company concerning the Company's capital raising activities.

Section 2.  Compensation.  The Company agrees to compensate Consultant on the
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following basis:

     2.1  $16,000 per month from November 1, 1995 through April 1, 1996.

     2.2  A lump sum payment of $78,925 on February 1, 1996

Section 3.  Duration.  Unless automatically terminated earlier by agreement of
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the parties, or by incapacity or bankruptcy of either party, or by either party's failure to timely or properly perform the services or make payments, the Agreement extends until December 31, 1996.

Section 4.  Confidential/Proprietary Information.  Consultant agrees that it
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will not disclose and will hold in confidence any and all proprietary information, drawings, and other matters owned by the Company brought to Consultant's attention (collectively the "Information") by Company during the course of this Agreement, whether in written or oral form. Without the prior written consent of Company, Consultant agrees not to use the Information for any purpose other than the performance of the Services performed for Company. However, Consultant shall not be so restricted where (i) Information is now or becomes public through no fault of Consultant, or (ii) Consultant already had Information in his/her possession from his/her own work prior to the date of this Agreement, or (iii) Consultant received Information from a third party on a non-confidential basis and not derived from Company.

Section 5.  Law Governing.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas.

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Section 6.  Titles and Captions.  All article and section titles or captions
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contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section 7.  Pronouns and Plurals.  All pronouns and any variations thereof shall
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be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

Section 8.  Entire Agreement.  This Agreement contains the entire understanding
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between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

Section 9.  Agreement Binding.  This Agreement shall be binding upon the heirs,
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executors, administrators, successors and assigns of the parties hereto.

Section 10.  Arbitration.  If at any time during the term of this Agreement any
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dispute, difference, or disagreement shall arise upon or in respect of the
Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

Section 11.  Further Action.  The parties hereto shall execute and deliver all
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documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

Section 12.  Counterparts.  This Agreement may be executed in several
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counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

Section 13.  Parties in Interest.  Nothing herein shall be construed to be to
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the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

Section 14.  Presumption.  This Agreement or any section thereof shall not be
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construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section 15.  Savings Clause.  If any provision of this Agreement, or the
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application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those

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as to which it is held invalid, shall not be affected thereby.

This Agreement is entered into as of the 24th day of January, 1996, effective as of October 31, 1995.

SI DIAMOND TECHNOLOGY, INC.         BEG ENTERPRISES, INC.
a Texas corporation                 a Michigan corporation



By:  /s/ Howard K. Schmidt                   By:  /s/ Marc W. Eller
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     Howard K. Schmidt                            Marc W. Eller
     President and Chief Executive Officer        Vice President

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